PUT AGREEMENT

     AGREEMENT, dated as of December 11, 1998, between Audio Book Club, Inc., a Florida corporation (the "Company") and Carl Amari, an individual residing at 11 Cutters Run, South Barrington, IL 60010 ("Amari").

     WHEREAS, the Company, Classic Radio Holding Corp., which is wholly-owned by the Company ("Classic Radio") and Radio Spirits, Inc., an Illinois corporation wholly-owned by Amari ("RSI") have entered into a plan and agreement of merger and supplemental agreement (collectively the "Merger Agreement") on even date herewith providing for the merger of RSI with and into Classic Radio (the
"Merger"). The capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement;

     WHEREAS, pursuant to the Merger Agreement Amari and his designees will receive, as part of the merger consideration, an aggregate of up to 425,000 shares (the "ABC Shares") of the Company's common stock, no par value (the "ABC Common Stock"); and

     WHEREAS, the Company has agreed to provide Amari with certain "put" rights with respect to 175,000 of the ABC Shares (the "Put Shares") to be issued free from escrow to Amari on the Merger Date in accordance with the terms hereof;

     NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Put Rights.

          (a) Amari shall have the right and option (the "Put Option") to sell to the Company, and the Company shall have the obligation to buy, provided such redemption is not otherwise prohibited by applicable law, such number of the Put Shares as set forth below on a cumulative basis on or after the applicable put exercise date (each a "Put Exercise Date") during the Put Period (as hereinafter defined) at a price per share equal to the corresponding put price (each a "Put Price"), as determined pursuant to Paragraph 2 below. The "Put Period" shall commence on the third anniversary of the Closing Date (as such term is defined in the Purchase Agreement) and shall end on the tenth anniversary of the Closing Date, unless and to the extent the Put Option has otherwise been earlier terminated pursuant to the terms of Paragraph 1(b) below.

            Put Shares
            Becoming Exercisable          Put Exercise Date
            --------------------          -----------------

            150,000                       Three (3) years from the Closing Date

             25,000 additional Shares     Four (4) years from the Closing Date
            -------------------------

     Total: 175,000 Shares

          (b) If at any time during which the Put Shares are publicly tradeable pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended (and are in fact tradeable by Amari without restriction) the daily closing price of the Common Stock on the American Stock Exchange (or such other stock exchange on which the Common Stock is listed) is greater than the Put Price determined pursuant to Paragraph 2 below for any Put Shares for ten (10) consecutive trading days, the Put Option shall terminate with respect to those Put Shares (whether or not those Put Shares were eligible to be put to the Company); provided, however, that such Put Option may be restored in accordance with Paragraph 2(b) below.

     2.   Put Price.

          (a) The Put Option shall be exercisable at the Put Price provided for below based on Classic Radio's annual EBITDA (as defined and calculated in accordance with the Merger Agreement). Except as specifically provided in Paragraph 2(b) below, (x) the Put Price shall be reduced with respect to all of the Put Shares if the EBITDA for any year subsequent to the fiscal year ending December 31, 1998 results in a lower Put Price as set forth below; and (y) the Put Option will immediately terminate if the EBITDA for any year subsequent to the fiscal year ending December 31, 1998 results in the termination of the Put Option as provided below.

          (i) If the EBITDA of Classic Radio for the fiscal year ending December 31, 1998 (which for fiscal year 1998 shall be based on the aggregate of RSI's EBITDA through the Merger Date plus the EBITDA of Classic Radio and its subsidiary, Classic Radio Acquisition Corp. (together with Classic Radio, the "Classic Radio Companies") for the period commencing from the day after the Merger Date through December 31, 1998 attributable to the business of RSI and such other business as shall be included in the EBITDA calculation for the fiscal year ending December 31, 1998 as provided in the Merger Agreement) exceeds the indicated EBITDA figure, then the Put Option shall be exercisable at the corresponding Put Price:

               EBITDA                        Put Price
               ------                        ---------

               $950,000                      $ 12.00
               $900,000                      $  9.00
               $850,000                      $  6.00
               $800,000                      $  4.00

               $800,000 or less              Put Option shall terminate (subject
                                             to Paragraph 2(b) below)

          (ii) If the EBITDA of the Classic Radio Companies for the fiscal year ending December 31, 1999 exceeds the indicated EBITDA figure, then the Put Option shall be exercisable at the corresponding Put Price:

               EBITDA                        Put Price
               ------                        ---------

               $1,100,000                    $ 12.00
               $1,000,000                    $  9.00
               $  900,000                    $  6.00

               $900,000 or less              Put Option shall terminate (subject
                                             to Paragraph 2(b) below)

          (iii) If the EBITDA of the Classic Radio Companies for the fiscal year ending December 31, 2000 exceeds the indicated EBITDA figure, then the Put Option shall be exercisable at the corresponding Put Price:

               EBITDA                        Put Price
               ------                        ---------

               $1,350,000                    $ 12.00
               $1,250,000                    $  9.00
               $1,150,000                    $  8.00

               $1,150,000 or less            Put Option shall terminate (subject
                                             to Paragraph 2(b) below)

          (b) Notwithstanding the provisions of Paragraph 2(a), if (i) the EBITDA of the Classic Radio Companies for the fiscal year ending December 31, 1998 (as calculated in accordance with Paragraph 2(a)(i) above) exceeds $800,000, and (ii) the cumulative EBITDA for the Classic Radio Companies for the three (3) year period ending December 31, 2000 exceeds $3,400,000, then the Put Option shall be restored at $12.00 per Share if (x) the EBITDA for the Classic Radio Companies for the fiscal year ending December 31, 1999 is greater than $855,000 and (y) the EBITDA for the Classic Radio Companies for the fiscal year ending December 31, 2000 is greater than $1,092,500, provided that the Put Option will not be restored with respect to any Put Shares if at any time after such Put Shares became publicly tradeable the daily closing price of the Common Stock on the American Stock Exchange (or such other stock exchange on which the Common Stock is listed) was greater than $12.00 per share for ten (10) consecutive trading days.

     3. Exercise of Put Rights. The Put Option shall be exercisable by notice in writing sent by Amari (a "Put Notice") to the Company advising of his election to exercise the Put Option. Each Put Notice shall set forth the number of Put Shares to be sold to Company. Amari shall have up to four (4) opportunities to send a Put Notice with respect to any Put Shares eligible to be sold, provided that no less than ten percent (10%) of such eligible Put Shares are included in a Put Notice. The closing of the purchase and sale of the Put Shares being sold by Amari shall take place ten (10) business days after the Company's receipt of the Put Notice (the "Put Closing"). The exercise of the Put Option shall constitute an unconditional and irrevocable commitment by Amari to sell, on the one hand, and the Company to purchase, on the other hand, all Put Shares being put to the Company by Amari in accordance with the provisions of this Agreement. On the date of the Put Closing, Amari shall deliver to the Company at the Company's offices set forth in Paragraph 5 below the stock certificate representing such Put Shares, free and clear of any lien or encumbrance thereon, (except for the liens and encumbrances which may be asserted by the Company) accompanied by a stock power duly endorsed in blank and the Company shall deliver to Amari in immediately available funds the aggregate Put Price for such Put Shares being sold to the Company, together with a stock certificate representing the ABC Shares not sold by Amari to the Company (if any).

     4. Security Interest. In accordance with the terms of a security agreement dated of even date hereof between the Classic Radio Companies and Amari, the Classic Radio Companies have granted to Amari a security interest in the assets of the Classic Radio Companies acquired from RSI (and all substitutes, additions and proceeds thereof) to secure the Company's obligations to Amari hereunder.

     5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to the Company, to:

          Audio Book Club, Inc.
          20 Community Place
          P.O. Box 2346
          Morristown, NJ 07962-2346
          Attn: Michael Herrick
          Telephone No.: 973-539-1390
          Facsimile No.: 973-539-0596

          with a copy to:

          Audio Book Club, Inc.
          2295 Corporate Blvd., N.W.
          Suite 222
          P.O. Box 5010
          Boca Raton, FL 33431
          Attn: Norton Herrick
          Telephone No.: 561-241-9880
          Facsimile No.: 561-241-9887

          and

          Frankfurt, Garbus, Klein & Selz, P.C.
          488 Madison Avenue
          New York, New York 10022
          Attention: Gary A. Schonwald, Esq.
          Telephone No.: 212-826-5583
          Facsimile No.: 212-593-9175

          and

          Tenzer Greenblatt LLP
          405 Lexington Avenue
          New York, New York 10174
          Attention: Brad Shiffman, Esq.
          Telephone No.: 212-885-5442
          Facsimile No.: 212-885-5001

          if to Classic Radio, to:

          Classic Radio Holding Corp.
          20 Community Place
          P.O. Box 2346
          Morristown, NJ 07962-2346
          Attn: Michael Herrick
          Telephone No.: 973-539-1390
          Facsimile No.: 973-539-0596

          with a copy to:

          Audio Book Club, Inc.
          2295 Corporate Blvd., N.W.
          Suite 222
          P.O. Box 5010
          Boca Raton, FL 33431
          Attn: Norton Herrick
          Telephone No.: 561-241-9880
          Facsimile No.: 561-241-9887

          and

          Frankfurt, Garbus, Klein & Selz, P.C.
          488 Madison Avenue
          New York, New York 10022
          Attention: Gary A. Schonwald, Esq.
          Telephone No.: 212-826-5583
          Facsimile No.: 212-593-9175
          and

          Tenzer Greenblatt LLP
          405 Lexington Avenue
          New York, New York 10174
          Attention: Brad Shiffman, Esq.
          Telephone No.: 212-885-5442
          Facsimile No.: 212-885-5001

          if to Amari, to:

          Carl Amari
          11 Cutters Run
          South Barrington, IL 60010
          Telephone No.: 847-428-9485

          with a copy to:

          Schwartz & Freeman
          401 North Michigan Avenue
          Suite 1900
          Chicago, IL 60611-4206
          Attn: William Kummerer, Esq.
          Telephone No.: 312-222-6683
          Facsimile No.: 312-222-0818

     6.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     7. Survivability. This Agreement shall survive the termination of Amari's employment with Classic Radio for any reason.

     8. Amendment. This Agreement may only be amended by the parties hereto by execution of an instrument in writing signed on behalf of each of the parties hereto.

     9. Transferability. Except as set forth below, the Put Option granted to Amari hereunder is not transferable by Amari at any time without the prior written consent of the Company. Notwithstanding the foregoing, without the consent of the Company, the Put Option relating to the Put Shares held by Amari may be transferred (along with the Put Shares) to, and exercised by, an immediate family member of Amari or trust(s) established by Amari for the benefit of himself and/or his family for estate planning purposes, provided Amari controls all decisions related to such Put Option including, without limitation, the exercise thereof, on behalf of such trust. In the event of such transfer, Amari will promptly provide the Company with notice of such transfer and copies of all agreements pursuant to which Amari maintains decision-making authority and all such transferees shall be subject to the terms and conditions of this Agreement.

     10. Enforcement. If either party institutes any legal proceeding to enforce his or its rights hereunder, the prevailing party in such proceeding shall be entitled to recover from the non-prevailing party his or its reasonable attorneys' fees, costs and litigation expenses.


                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the Company and RSI have caused this Agreement to be signed by their duly authorized officers all as of the date first written above.

                                        AUDIO BOOK CLUB, INC.


                                        By: /s/ NORTON HERRICK
                                            -----------------------------------
                                            Name:  NORTON HERRICK
                                            Title: CO-CEO


                                        /s/ CARL AMARI
                                        ---------------------------------------
                                        CARL AMARI